Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sientra, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-199684, 333-202879, 333-209129, 333-210695, 333-215603, 333-237641, 333-230924, 333-223666, 333-237636, 333-235690, 333-255990, 333-264888, 333-268679 and 333-264043) on Forms S-3 and S-8 of Sientra, Inc. of our report dated April 17, 2023, with respect to the consolidated financial statements of Sientra, Inc.

/s/ KPMG LLP

Los Angeles, California

April 17, 2023